Exhibit 99.1

AMENDED AGREEMENT AS TO A JOINT FILING OF SCHEDULE 13D

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the undersigned agree that (1) only one statement containing the information required by Schedule 13D and any further amendments thereto need to be filed with respect to the beneficial ownership by each of the undersigned of shares of common stock of International Textile Group, Inc., a Delaware corporation and (2) this Joint Filing Agreement may be included as an exhibit to the Schedule 13D/A, provided that, as contemplated by Section 13d-1(k)(1)(ii), no person will be responsible for the completeness or accuracy of the information concerning the other persons making the filing unless such person knows or has reason to believe that such information is inaccurate. This Joint Filing Agreement may be executed in any number of counterparts, all of which taken together will constitute one and the same instrument.

Dated: December 19, 2016

WL ROSS & CO. LLC

By:	/s/ Wilbur L. Ross, Jr.
Name: Wilbur L. Ross, Jr.
Title: Managing Member

WLR RECOVERY FUND II, L.P.

By:	WLR Recovery Associates II LLC, its General Partner

By:	/s/ Wilbur L. Ross, Jr.
Name: Wilbur L. Ross, Jr.
Title: Managing Member

WLR RECOVERY FUND III, L.P.

By:	WLR Recovery Associates III LLC, its General Partner
By:	WL Ross Group, L.P., its Managing Member
By:	El Vedado, LLC, its General Partner

By:	/s/ Stephen Toy
Name: Stephen Toy
Title: Manager

WLR RECOVERY FUND IV, L.P.

By:	WLR Recovery Associates IV LLC, its General Partner
By:	WL Ross Group, L.P., its Managing Member
By:	El Vedado, LLC, its General Partner

By:	/s/ Stephen Toy
Name: Stephen Toy
Title: Manager

WLR IV PARALLEL ESC, L.P.

By:	INVESCO WLR IV Associates, LLC, its General Partner
By:	Invesco Private Capital, Inc., its Managing Member

By:	/s/ Michael Meotti
Name: Michael Meotti
Title: Chief Financial Officer

WLR RECOVERY ASSOCIATES II LLC

By:	/s/ Wilbur L. Ross, Jr.
Name: Wilbur L. Ross, Jr.
Title: Managing Member

WLR RECOVERY ASSOCIATES III LLC

By:	WL Ross Group, L.P., its Managing Member
By:	El Vedado, LLC, its General Partner

By:	/s/ Stephen Toy
Name: Stephen Toy
Title: Manager

WLR RECOVERY ASSOCIATES IV LLC

By:	WL Ross Group, L.P., its Managing Member
By:	El Vedado, LLC, its General Partner

By:	/s/ Stephen Toy
Name: Stephen Toy
Title: Manager

INVESCO WLR IV Associates, LLC,

By:	INVESCO PRIVATE CAPITAL, INC., its Managing Member

By:	/s/ Michael Meotti
Name: Michael Meotti
Title: Chief Financial Officer

INVESCO PRIVATE CAPITAL, INC.

By:	/s/ Michael Meotti
Name: Michael Meotti
Title: Chief Financial Officer

WL ROSS GROUP, L.P.

By:	El Vedado, LLC, its General Partner

By:	/s/ Stephen Toy
Name: Stephen Toy
Title: Manager

EL VEDADO, LLC

By:	/s/ Stephen Toy
Name: Stephen Toy
Title: Manager

WLR/AR HOLDINGS, INC.

By:	/s/ Wilbur L. Ross, Jr.
Name: Wilbur L. Ross, Jr.
Title: Director

By:	/s/ Wilbur L. Ross, Jr.
Name: Wilbur L. Ross, Jr.